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                                                                    EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                  THREE MONTHS ENDED          NINE MONTHS ENDED
                                                     SEPTEMBER 30,               SEPTEMBER 30,
                                                 ---------------------       ---------------------
                                                  2001           2000         2001          2000
                                                 -------       -------       -------       -------
                                                     (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Basic:
   Net income applicable to common
     stock                                       $10,319       $ 3,829       $20,280       $ 6,916
                                                 =======       =======       =======       =======
   Weighted average number of
     common shares outstanding                    23,985        15,779        19,967        15,727
                                                 =======       =======       =======       =======

   Basic net income per share                    $   .43       $   .24       $  1.02       $   .44
                                                 =======       =======       =======       =======

Diluted:
   Net income                                    $10,319       $ 3,829       $20,280       $ 6,916
   Interest expense on convertible
     subordinated debt, net of tax                    53            --           107            --
                                                 -------       -------       -------       -------
   Net income applicable to common
     stock                                       $10,372       $ 3,829       $20,387       $ 6,916
                                                 =======       =======       =======       =======

   Weighted average number of
     common shares outstanding                    23,985        15,779        19,967        15,727
   Weighted average number of
     dilutive common stock equivalents             1,478           408         1,107           199
   Dilutive effect of convertible
     subordinated debt                               282            --           194            --
                                                 -------       -------       -------       -------
   Weighted average number of
     common and common equivalent
     shares outstanding                           25,745        16,187        21,268        15,926
                                                 =======       =======       =======       =======

   Diluted net income per share                  $   .40       $   .24       $   .96       $   .43
                                                 =======       =======       =======       =======
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